EXHIBIT 10.3



                          Prestige Capital Corporation

                               AMENDMENT AGREEMENT

                                    Whereas:

Pursuant to a Purchase and Sale Agreement accepted on May 12. 2006, (the "Agreement"), Prestige Capital Corporation ("Prestige") has been factoring the accounts receivable of SLS International, Inc. ("SLS");

The parties desire to continue their relationship upon modified terms;

Now it is hereby agreed by and between the undersigned parties as follows:

      1. Notwithstanding anything to the contrary contained in paragraph 3 of the Agreement, all funds received by Prestige from accounts not factored shall be wired to either SLS or its assigns (less any fees set forth below) within seventy-two (72) hours of receipt by Prestige, provided there are no outstanding chargebacks or disputes.

      2. Seller shall pay Prestige an administrative fee equal to Three Quarters of One Percent (.75%) for all collections on non-factored accounts receivable.

      3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

      4. Notwithstanding anything to the contrary set forth above, this amendment shall become null and void in the event the loan agreement between SLS and Capital Growth Asset Based Bridge Loan Fund II, LLC is not consummated.


Dated:   This 11th day of August, 2006



     SLS INTERNATIONAL, INC.

By:  /s/ JOHN M. GOTT
     -----------------------------
     JOHN M. GOTT
     CEO



     PRESTIGE CAPITAL CORPORATION

By:  /s/ HARVEY L. KAMINSKI
     -----------------------------
     HARVEY L. KAMINSKI
     President/CEO